EXHIBIT 10.49

FIFTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Fifth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between CYGNE DESIGNS, INC., a Delaware corporation (“Borrowed” and COMERlCA BANK (“Bank”), whose Western Market Headquarters is located at 333 West Santa Clara Street, San Jose, California, as of this May 5th, 2008.

RECITALS

This Modification in entered into upon the baste of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true end accurate:

Bank and Borrower previously entered into a loan and Security Agreement (Accounts and Inventory) dated July 30,2007, as modified by that certain First Modification to Loan and Security Agreement dated as of August 27, 2007, that certain Second Modification to Loan and Security Agreement dated as of November 7,2007 (the “Second Amendment”), that certain Third Modification to Loan and Security Agreement dated as of December 20,2007, and that certain Fourth Modification to Loan and Security Agreement dated as of March 26,2008. The Loan and Security Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree at set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) The definition of “Borrowing Base” contained in Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.6 “Borrowing Base” shall mean the sum of (1) Eighty percent (80%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto; (2) the amount, if any, of the advances against inventory agreed to be made pursuant to any Inventory Rider, or other rider, amendment or modification to this Agreement, that may now or hereafter be entered Into by Bank and Borrower; (3) during the period commencing on the effectiveness of that certain Fifth Modification to Loan and Security Agreement, dated as of May 5, 2008, between Borrower and Bank, and ending on June 30,2008 (the “Increase Period”), the leaser of (I) Thirty percent (30%) of the amount of all letters of credit naming Borrower as the beneficiary and advised by Bank, in form satisfactory to Bank (“Advised LCs”) or (ii) Seven Hundred and Fifty Thousand Dollars (8750,000); and (4) at all times on and following July 1, 2008 (the “Standard Period”), the leaser of (i) Fifteen percent (15%) of the amount of all Advised LCs or (ii) three Hundred Fifty Thousand Dollars ($350,000). Anything contained in the foregoing to the contrary notwithstanding, Bank may adjust the Borrowing Base percentage(s) and the definition of Eligible Accounts and Eligible Inventory, in each case as provided for under subsection 6.7 hereof.”

(b) A new Section 4.9 is hereby added to the Agreement, immediately after the existing Section 4.8 to read in its entirety as follows;

4.8 Borrower further covenants and agrees that payment of the Indebtedness shall be on remittance basis and that Borrower shall; (a) maintain lockbox and cash collateral deposit accounts with and in the custody and control of Bank (including without limitation, execution of any and all documents to effectuate the set up); (b) instruct all of Borrower’s account debtors to make payments directly to the lockbox (and all) electronic funds transfer payments to the cash collateral account); and (c) immediately turn over to Bank for deposit to the cash collateral account any check(s) or other payments) Borrower receives. The lockbox and cash collateral deposit accounts shall be included in the Collateral and shall be subject to Bank’s security interest in and to the Collateral under this Agreement. All wire transfer of funds, check, or other Item of payment received by Bank in the lockbox and cash collateral deposit accounts shall be immediately applied to conditionally reduce the Indebtedness, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.”

c) Section 6.7 of the Agreement is hereby amended by deleting the word “one (1)” set forth therein, and replacing it with the word “two (2) “.

(d) Section 6.9 a. of the Agreement is hereby deleted in its entirety and is replaced with this following:

“a. Without the prior written consent of Bank, Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock.”

(e) Section 7p, of the Agreement is hereby deleted in its entirely and is replaced with the following:

“p. a change shall occur in Borrower’s officers or directors without Bank’s prior written consent;”

(f) That certain Amended and Restated Inventory Rider dated November 7, 2007 entered into by Borrower in connection with the Second Amendment hereby is replaced with that certain Second Amended and Restated Inventory Rider dated as of even date herewith, and each reference to the Inventory Rider contained in the Agreement or any other document, instruments or agreement entered into in connection therewith is conformed accordingly.

3. Legal Effect.

(a) Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as; expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement,

(b) Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

(c) The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification, including without limit any replacement promissory note entered into in connection herewith, is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms hereof.

(d) In consideration for Bank’s willingness to enter into this Modification, Borrower shall pay to Bank (i) a non-refundable commitment fee in the sum Fifteen Thousand Dollars ($15,000) and (ii) a legal fee in the sum of Five Hundred Dollars ($500). Each aforementioned fee shall be deemed earned by Bank as of the date of this Modification and shall be payable by Borrower concurrently with Borrower’s execution of, and payment of each fee is a condition precedent to the effectiveness of, this Modification.

4. Miscellaneous Provisions.

(a) This is an Integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

(b) This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

COMERICABANK		CYGNE DESIGNS, INC., a Delaware corporation

By:		By:
Name:	Deborah Jenkins	Name:
Title:	Vice President – Western Market	Title:

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